Exhibit 99.1
Ziyang Ceramics Provides Financial Guidance for 2012

Management sees second quarter revenue ranging between $13.5 and $15 million with net income exceeding $3.5 million and full year revenue exceeding $55 Million with Net Income exceeding $14 Million

Zhucheng, China--(7/24/2012) – Ziyang Ceramics Corporation (OTC BB: ZYCI), a leading manufacturer of high quality interior porcelain tiles in China, today provided management’s financial guidance for the 2012 second quarter and full year ending December 31, 2012.

For the second quarter of 2012, management sees total revenue ranging between $13.5 million and $15.0 million and net income exceeding $3.5 million with approximately 10 million shares of common stock issued and outstanding.  This represents a substantial improvement in overall financial performance, both sequentially as well as to the comparable quarter in 2011.  Additionally, based on our strong performance thus far in 2012 and the outlook for the remainder of the year, management sees revenue for the full year of 2012 exceeding $55 million with net income exceeding $14 million, or EPS of $1.40 based on the current 10 million shares outstanding.  For the full year of 2011, Ziyang recorded revenue of $43.1 million with net income of $10.8 million.

Commenting on the financial guidance, Mr. Lingbo Chi, CEO of Ziyang Ceramics, stated, “We continue to see a strong business environment for our company as we move through the remainder of this year. We believe our sales efforts to expand our distribution base will enable us to further the growth of our business for the foreseeable future.  We look forward to achieving our financial goals for 2012 as we continue to expand our distribution and production capabilities in the coming years.”

About Ziyang Ceramics Corporation

Ziyang Ceramics Corporation, headquartered in Zhucheng city of Shandong Province in China, manufactures porcelain tiles used for interior residential and commercial applications and sells through a distribution network of more than 150 distributors across 10 provinces, concentrating on major second and third tier cities located primarily in Eastern and Central China.   For more information about Ziyang Ceramics Corporation, please visit: www.ziyangcorp.com.

Safe Harbor Statement

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Ziyang Ceramics Corporation is hereby providing cautionary statements identifying important factors that could cause it’s actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding our revenues, net income, earnings, growth, the business environment in which we operate and the expansion of our distribution network .

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2011.

Contact:
Ziyang Ceramics Corporation
U.S. Representative
Pearl Group Advisors
Dore Perler
Tel:(954) 232-5363
Email:Dore@PearlGroupAdvisors.com